SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report:  June 2, 2008
 (Date of earliest event reported)

SYNERGX SYSTEMS INC.
(Name of small business issuer in its charter)

    Delaware                                                               11-2941299
(State or other jurisdiction of)              (I.R.S. Employer Identification No.
                                                                                                          incorporation or organization)

209 Lafayette Drive, Syosset, New York                                                                                             11791
(Address of principal executive offices)                                                                                        (Zip code)

Issuer's telephone number: (516) 433-4700

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Reference is made to Item 5.02 for information on a Separation Agreement and General Release (the “Agreement”), dated June 2, 2008, between Daniel S. Tamkin and Synergx Systems Inc. (the “Company”).

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mr. Tamkin has advised the Company of his intent to resign as President and CEO of the Company to pursue other opportunities.  The Company and Mr. Tamkin have entered into a Separation Agreement and General Release (the “Agreement”), in satisfaction of mutual obligations, based on the terms of Mr. Tamkin’s employment agreement.  Mr. Tamkin may revoke the Agreement by giving notice to the Company on or before June 9, 2008 (the “Effective Date”).  Pursuant to the Agreement, Mr. Tamkin shall resign as Chief Executive Officer and from all positions held by him at the Company and the Company’s affiliates on the Effective Date.  Further, on the Effective Date, Mr. Tamkin shall tender his resignation as a director of the Company and as Chairman of the Board of the Company.

The Agreement provides, among other things, that the Company pay Mr. Tamkin compensation payments totaling approximately $300,000 over the next year, including the continuation of certain automobile and health benefits for up to twelve months.

The foregoing summary of the Agreement is qualified by reference to the Agreement that is filed as an exhibit to this current report.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.11	Separation Agreement and General Release, dated June 2, 2008, between Daniel S. Tamkin and Synergx Systems Inc.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

SYNERGX SYSTEMS INC.
(Registrant)

 By: /s/ JOHN A. POSERINA
John A. Poserina,
Chief Financial Officer, Treasurer, Secretary,
Vice President and Director
(Principal Accounting and Financial Officer)

Dated: June 6, 2008

EXHIBIT INDEX

Exhibit No.	Description
10.11	Separation Agreement and General Release, dated June 2, 2008, between Daniel S. Tamkin and Synergx Systems Inc.